WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 11, 2005



                                Blair Corporation

             (Exact name of registrant as specified in its charter)



          Delaware                 001-00878                  25-0691670
          --------                 ---------                  ----------
      (State or other        (Commission File No.)         (I.R.S. Employer
      Jurisdiction of                                    Identification No.)
       incorporation)

     220 Hickory Street, Warren, Pennsylvania                 16366-0001
     (Address of Principal executive offices)                 (Zip Code)


     Registrant's telephone number, including area code: (814) 723-3600


                                 Not Applicable
       (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Blair-2
Item 2.02.  Results of Operations and Financial Condition.

         On February 11, 2005 Blair Corporation issued a press release announcing its earnings for the three months and twelve months ended December, 2004. The information contained in the press release, which is attached as
Exhibit 99.1 to this Form 8-K, is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

         The information contained in the press release is furnished pursuant to
Item 7.01, "Regulation FD Disclosure."

Item 9.01.  Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired.

                 Not applicable.

         (b) Pro forma financial information.

                 Not applicable.

         (c)   Exhibits

                 Exhibit 99.1.Press Release.




                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  February 11, 2005                  Blair Corporation



                                    By:  /s/ John E. Zawacki
                                         --------------------------------------
                                         John E. Zawacki
                                         President and Chief Executive Officer



                                    By:  /s/ Bryan J. Flanagan
                                         --------------------------------------
                                         Bryan J. Flanagan
                                         Senior Vice President and Chief
                                         Financial Officer

                                                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
CONTACTS:
Blair Corporation                                           Carl Hymans
Bryan Flanagan, SVP/Chief Financial Officer                 G.S. Schwartz & Co
Thomas McKeever, SVP/Operations & Administration            212-725-4500
814-723-3600                                                carlh@schwartz.com

                BLAIR CORPORATION REPORTS FOURTH QUARTER RESULTS


WARREN, Pa., (February 11, 2005) -- Blair Corporation (Amex: BL),
(www.blair.com), a national multi-channel direct marketer of women's and men's apparel and home products, today announced results for the fourth quarter and twelve months ended December 31, 2004.

Net sales for the fourth quarter ended December 31,2004 were $133.4 million compared to $166.5 million reported for the fourth quarter ended December 31, 2003.

Net income for the fourth quarter ended December 31, 2004 was $6.3 million, or $.78 per basic share and $.77 per diluted share, compared to $9.1 million, or $1.15 per basic share and $1.14 per diluted share, reported for the fourth quarter of 2003.

Net sales for the twelve months ended December 31, 2004 were $496.1 million, compared to $581.9 million reported for the twelve months ended December 31, 2003.

Net income for the twelve months ended December 31, 2004, was $14.9 million, or $1.83 per basic share and $1.80 per diluted share, compared to $14.5 million, or $1.82 per basic share and $1.81 per diluted share, reported for the twelve months ended December 31, 2003.

The slight increase in net income for the year on significantly lower sales volume reflects the continued implementation of strategic initiatives undertaken to generate greater efficiencies in core operations.

Cost of goods sold as a percentage of net sales for 2004 was 47.4%, unchanged from 2003. Despite an increase in outbound postage costs, this percentage remained constant as a result of lower customer returns and a reduction in the cost of merchandise.

The $85.8 million decrease in net sales for 2004 was driven by two strategic business decisions. First, the Company significantly decreased the circulation of its letter mailings, effectively eliminating an unprofitable portion of this marketing tool. Second, as announced previously, the Company made the decision to shut down its Crossing Pointe catalog title by March 2005. Both of these strategic measures were driven by Blair's focus on profitability and enhancing shareholder value.

Blair's e-commerce channel generated $91.7 million in gross sales demand in 2004, compared to $84.3 million in gross sales demand in 2003.

"Blair achieved a modest increase in profitability on significantly lower sales during 2004 in part by lowering overall operating costs and further implementing its strategic plan to focus on core customers. For example, the phasing out of the Crossing Pointe catalog title reduced expenditures associated with this venture, which included advertising costs and provisions for doubtful accounts," said Bryan J. Flanagan, Senior Vice President and Chief Financial Officer.

"Blair remains committed to achieving its goals of generating greater operational efficiency, increasing profitability and enhancing shareholder value. We believe these goals will best be achieved by focusing on our core business with targeted mailings to our core customers. We will continue to strive to enhance our position as the premier direct marketer to value-conscious consumers," stated John E. Zawacki, President and Chief Executive Officer of Blair.


ABOUT BLAIR

Headquartered in Warren, Pennsylvania, Blair Corporation sells a broad range of women's and men's apparel and home products through direct mail marketing and its Web sites www.blair.com and www.irvinepark.com. Blair Corporation employs over 2,000 people and operates facilities and retail outlets in Northwestern Pennsylvania as well as a catalog outlet in Wilmington, Delaware. The Company, which has annual sales of approximately $500 million, is publicly traded on the American Stock Exchange (AMEX-BL).

This release contains certain statements, including without limitation, statements containing the words "believe," "plan," "expect," "anticipate," "strive," and words of similar import relating to future results of the Company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, changes in political and economic conditions, demand for and market acceptance of new and existing products, as well as other risks and uncertainties detailed in the most recent periodic filings of the Company with the Securities and Exchange Commission.

                           --Financial table follows--



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                                BLAIR CORPORATION
                        COMPARATIVE OPERATING HIGHLIGHTS
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)
                                       For the Three Months Ended December 31
                                            2004                   2003
                                            ----                   ----

Net sales                                     $133,411             $ 166,481
Income before income taxes                       9,619                14,467
Income taxes                                     3,273                 5,334
Net income                                       6,346                 9,133

Basic / diluted earnings per share         $ .78 / $.77        $1.15 / $1.14

Weighted average basic shares outstanding    8,146,648             8,001,234

Weighted average diluted shares outstanding  8,267,949             8,029,013

                                      For the Twelve Months Ended December 31
                                              2004                   2003
                                              ----                   ----

Net sales                                     $496,120             $ 581,940
Income before income taxes                      23,367                23,163
Income taxes                                     8,498                 8,637
Net income                                      14,869                14,526

Basic / diluted earnings per share     $1.83 / $1.80          $ 1.82 / $1.81

Weighted average basic shares outstanding    8,107,575             7,983,178

Weighted average diluted shares outstanding  8,241,515             8,017,604

                               Selected Balance Sheet Items as of December 31

                                              2004                   2003
                                              ----                   ----

Customer accounts receivable, net             $148,171              $154,660

Inventories                                   $ 84,294              $ 85,601

Total assets                                  $346,141              $345,976

Total liabilities                             $ 63,574              $ 77,175

Stockholders' equity                          $282,567              $268,801

Total liabilities and stockholders' equity    $346,141              $345,976